                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statements (No. 33-62116), (No. 33-56195) on Form S-3 and (No. 33-681400), (No. 2-67954),
(No. 2-84789), (No. 33-57621), (No. 33-57625) on Form S-8 of Kirby Corporation
and consolidated subsidiaries of our report dated February 17, 1998, relating to the consolidated balance sheets of Kirby Corporation and consolidated subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of Kirby Corporation.

                                            KPMG Peat Marwick LLP

Houston, Texas
March 4, 1998